SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2019

CITIZENS, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2900 Esperanza Crossing
Austin, Texas 78758
(Address of principal executive offices) (Zip Code)
(512) 837-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On March 27, 2019, Citizens, Inc. (“Citizens” or the “Company”) announced that Jeffery P. Conklin will serve as the Company’s interim Chief Financial Officer and Chief Investment Officer, in addition to his existing role as Vice President, Chief Accounting Officer and Treasurer, effective March 27, 2019, until a new Chief Financial Officer has been appointed. Mr. Conklin, 49, joined the Company in May 2017 and has served as Vice President, Chief Accounting Officer and Treasurer of the Company since September 2017. Prior to assuming his current position, Mr. Conklin served as Vice President, Chief Accounting Officer from May 2017 to September 2017. Mr. Conklin came to the Company with over 20 years of life insurance and financial reporting experience, having worked at American International Group, Inc. from 2004 to 2017 in various capacities, including Vice President of Financial Reporting and Vice President of Special Projects, and Zurich Life and Jackson National Life from 1997 to 2004 as Vice President of Strategic Business Unit Reporting and Manager of Financial Accounting.
In addition to Mr. Conklin’s salary for his existing role as Vice President, Chief Accounting Officer and Treasurer, he will receive an additional cash salary increase of $31,250 per month during the period in which he serves as Interim Chief Financial Officer and Chief Investment Officer. There are no family relationships between Mr. Conklin and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
“Jeff Conklin is a diligent, thoughtful and trusted leader on both our financial and executive teams. Jeff hired great people around him to build Citizens’ financial planning and analysis functions, which were non-existent prior to his arrival in 2017. As we take the next steps to strengthen Citizens’ financial leadership, with Jeff at the helm as interim CFO, our progress will move forward with even stronger resolve,” expressed Geoff Kolander, the Company’s President and Chief Executive Officer.
Kay E. Osbourn will transition to the role of Head of Financial Reporting and step aside as the Company’s Executive Vice President, Chief Financial Officer, effective March 27, 2019. In connection with her change in roles, Ms. Osbourn’s base salary as Head of Financial Reporting will be $225,000 per year. There is no employment agreement in place with Ms. Osbourn.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC

By:	/s/ Geoffrey M. Kolander
President and Chief Executive Officer
Date: March 27, 2019